Exhibit 10.1

EXECUTION VERSION

$75,000,000

Builders FirstSource, Inc.

6.750% Senior Secured Notes due 2027

Purchase Agreement

July 11, 2019

Credit Suisse Securities (USA) LLC

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

Builders FirstSource, Inc., a Delaware corporation (the “Issuer”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom Credit Suisse Securities (USA) LLC is acting as representative (the “Representative”), $75,000,000 principal amount of additional notes (the “Securities”) of the same class as the Issuer’s previously issued 6.750% Senior Secured Notes due 2027 (the “Existing Securities”).

The Securities are to be issued pursuant to that certain indenture, dated May 30, 2019 (the “Base Indenture”), among the Issuer, the guarantors listed in Schedule 2 hereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”), as supplemented by a supplemental indenture, to be dated as of the Closing Date (as defined below) (the “Supplemental Indenture”), to be entered into among the Issuer, the Guarantors, the Trustee and the Collateral Agent. The Base Indenture, as supplemented by the Supplemental Indenture, is herein referred to as the “Indenture”. The Securities will constitute “Additional Notes” under the Base Indenture and, except as described in the Time of Sale Information and the Offering Circular, will have terms identical to the Existing Securities and will be treated as a single class of debt securities for all purposes under the Indenture.

The obligations of the Issuer in respect of the Securities will be fully, irrevocably and unconditionally guaranteed (the “Guarantees”) on a senior secured basis, jointly and severally, by (i) the Guarantors and (ii) any domestic subsidiary of the Issuer formed or acquired after the Closing Date that is required to execute a supplemental indenture to provide a Guarantee in accordance with the terms of the Indenture, and their respective successors and assigns. This Agreement is to confirm the agreement concerning the purchase of the Securities from the Issuer by the Initial Purchasers. In addition, the Issuer, the Guarantors and the Collateral Agent are parties to a collateral agreement, dated as of May 30, 2019 (the “Notes Collateral Agreement”).

The Securities and the Guarantees will be secured by (i) a first-priority security interest (subject to Permitted Liens (as defined in the Base Indenture)) in substantially all of the assets of the Issuer and the Guarantors other than the ABL Priority Collateral (as defined below) and other Excluded Assets (as defined in the Time of Sale Information and the Offering Circular) (the “Notes Collateral”) and (ii) a second-priority security interest (subject to Permitted Liens) relative to the liens securing that certain asset-based facility (the “ABL Facility”) under the Amended and Restated Credit Agreement, dated as of July 31, 2015 (as amended by Amendment No. 1, dated as of March 22, 2017, Amendment No. 2, dated as of April 24, 2019, and as further amended, modified and supplemented from time to time, the “ABL Credit Agreement”), among, inter alios, the Issuer, as borrower, the lending institutions from time to time party thereto and SunTrust Bank, as administrative agent and collateral agent (the “ABL Agent”), in the assets of the Issuer and the Guarantors (the “ABL Priority Collateral” and, together with the Notes Collateral, the “Collateral”) that secure the ABL Facility on a first-priority basis (including, subject to certain exceptions, accounts receivable, inventory, certain other related assets and proceeds thereof), in each case, as more particularly described in the Time of Sale Information and the Offering Circular. The Securities will rank pari passu in right of payment with any existing and future senior indebtedness of the Issuer and the Guarantors, including the Existing Securities, the Issuer’s 5.625% Senior Secured Notes Due 2024 (the “Existing Secured Notes”), the ABL Facility, that certain term loan facility (the “Term Loan Facility” and, together with the ABL Facility, the “Senior Credit Facilities”) under the Second Amended and Restated Term Loan Credit Agreement, dated as of February 23, 2017 (as amended, modified and supplemented from time to time, the “Term Loan Credit Agreement” and, together with the ABL Credit Agreement, the “Senior Credit Agreements”) among, the Issuer, as borrower, the lenders from time to time party thereto and Deutsche Bank AG New York Branch, as administrative agent (the “Term Administrative Agent”). The rights of holders of the Securities to the Collateral will be documented by security agreements, pledge agreements, share pledges, debentures and other instruments evidencing or creating or purporting to create a security interest in favor of the Collateral Agent as described in the Time of Sale Information and the Offering Circular (collectively, the “Security Documents”), each in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the holders of the Securities.

The liens on the Collateral securing the Securities will be subject to (i) that certain ABL/Bond Intercreditor Agreement, dated as of May 29, 2013, among, inter alios, the Issuer, the other grantors party thereto, the ABL Agent and the other parties thereto, as amended by that certain Lien Sharing and Priority Confirmation Joinder, dated as of July 31, 2015, among the Issuer, the other grantors party thereto, the Term Administrative Agent, the ABL Agent and the other parties thereto, as further amended by that certain Lien Sharing and Priority Confirmation Joinder, dated as of August 22, 2016 among the Issuer, the other grantors party thereto, the Term Administrative Agent, the ABL Agent and the other parties thereto, and as further amended by that certain Lien Sharing and Priority Confirmation Joinder, dated as of May 30, 2019, among the Issuer, the other grantors party thereto, the Collateral Agent, the Term Administrative Agent, the ABL Agent and the other parties thereto (the “Existing ABL/Bond Intercreditor Agreement” and, as amended by the Joinder to the Existing ABL/Bond Intercreditor Agreement (as defined below), the “ABL/Bond Intercreditor Agreement”) and (ii) that certain Pari Passu Intercreditor

Agreement, dated as of July 31, 2015, among the Issuer, the other grantors party thereto, the Term Administrative Agent and the other parties thereto, as amended by that certain Additional Authorized Representative Agent Joinder Agreement No. 1, dated as of August 22, 2016, among the Issuer, the Term Administrative Agent and the other parties thereto, and as further amended by that certain Additional Authorized Representative Agent Joinder Agreement No. 2, dated as of May 30, 2019, among the Issuer, the Term Administrative Agent, the Collateral Agent and the other parties thereto (the “Existing Pari Passu Intercreditor Agreement” and, as amended by the Joinder to the Existing Pari Passu Intercreditor Agreement (as defined below), the “Pari Passu Intercreditor Agreement”; the Pari Passu Intercreditor Agreement and the ABL/Bond Intercreditor Agreement are collectively referred to as the “Intercreditor Agreements”). On the Closing Date, the Collateral Agent will enter into a Lien Sharing and Priority Confirmation Joinder to the Existing ABL/Bond Intercreditor Agreement (the “Joinder to the Existing ABL/Bond Intercreditor Agreement”) and an Additional Authorized Representative Agent Joinder Agreement to the Existing Pari Passu Intercreditor Agreement (the “Joinder to the Existing Pari Passu Intercreditor Agreement” and, together with the Joinder to the Existing ABL/Bond Intercreditor Agreement, the “Joinders”). Upon execution of the Joinders and the execution and delivery of the Intercreditor Agreement Officer’s Certificates (as defined on Schedule 3 hereto), the liens on the Collateral securing the Securities and the Guarantees will be subject to the Intercreditor Agreements.

For purposes of this Agreement, the term “Transactions” means (a) the issuance and sale of the Securities; (b) the redemption of the Existing Secured Notes as set forth in the Time of Sale Information and the Offering Circular (the “Redemption”); and (c) the payment of all fees and expenses related to any of the foregoing. For purposes of this Agreement (i) the term “Transaction Documents” means this Agreement, the Securities (including the Guarantees), the Base Indenture, the Supplemental Indenture, the Intercreditor Agreements, the Joinders, the Notes Collateral Agreement and the other Security Documents and (ii) the term “New Transaction Documents” means this Agreement, the Securities (including the Guarantees), the Supplemental Indenture and the Joinders.

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Issuer has prepared a preliminary offering circular dated July 11, 2019 (the “Preliminary Offering Circular”) and will prepare a final offering circular dated the date hereof (the “Offering Circular”) setting forth information concerning the Issuer, the Guarantors, the Securities, the Guarantees, the Collateral and the other Transaction Documents and Transactions. Copies of the Preliminary Offering Circular have been, and copies of the Offering Circular will be, delivered by the Issuer to the Initial Purchasers pursuant to the terms of this Agreement. The Issuer hereby confirms that it has authorized the use of the Preliminary Offering Circular, the other Time of Sale Information and the Offering Circular in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Circular.

At the time when sales of the Securities were first made (the “Time of Sale”), or prior thereto, the Issuer had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Circular, as supplemented and amended by the written communications listed on Annex A hereto.

All references herein to the terms “Time of Sale Information” and “Offering Circular” shall be deemed to mean and include all information filed under the Exchange Act prior to the Time of Sale and incorporated by reference in the Time of Sale Information (including the Preliminary Offering Circular) or the Offering Circular (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Offering Circular shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Offering Circular.

The Issuer and the Guarantors hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1. Purchase and Resale of the Securities.

(a) The Issuer agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 103.250% of the principal amount thereof plus accrued interest from May 30, 2019 to the Closing Date (the “Purchase Price”). The Issuer will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Issuer understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii) it has not, directly or indirectly, solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii) it has not, directly or indirectly, solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of the initial offering except:

(A)

within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A;

(B)	to persons inside the United States that are accredited investors (as defined in Rule 501(a)(1),(2), (3), (7) and (8) under the Securities Act); or

(C)	in accordance with the restrictions set forth in Annex C hereto.

(c) Each Initial Purchaser acknowledges and agrees that the Issuer and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g), counsel for the Issuer and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d) The Issuer acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser; provided that such offers and sales shall be made in accordance with the provisions of this Agreement (including Annex C hereto).

(e) The Issuer and the Guarantors acknowledge and agree that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Issuer and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer or the Guarantors or any other person in connection therewith. Additionally, neither the Representative nor any other Initial Purchaser is advising the Issuer or the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Issuer or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Issuer, the Guarantors and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Issuer, the Guarantors or any other person.

2. Payment and Delivery.

(a) Payment for and delivery of the Securities will be made at the offices of Cahill Gordon & Reindel LLP at 10:00 A.M., New York City time, on July 25, 2019 or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Issuer may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date” and the time of Closing on the Closing Date is referred to herein as the “Closing.”

(b) Payment for the Securities shall be made by payment of the Purchase Price to the account or accounts specified by the Issuer by wire transfer in immediately available funds against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuer. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3. Representations and Warranties of the Issuer and the Guarantors. The Issuer and the Guarantors hereby, jointly and severally, represent and warrant to each Initial Purchaser that, as of the Time of Sale and as of the Closing Date:

(a) Preliminary Offering Circular, Time of Sale Information and Offering Circular. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Circular, as of its date and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuer in writing by or on behalf of such Initial Purchaser through the Representative expressly for use in the Time of Sale Information or the Offering Circular (it being understood and agreed that the only such information consists of the information described as such in Section 7(b)).

(b) Additional Written Communications. The Issuer and the Guarantors (including their respective agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuer and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Circular, (ii) the Offering Circular, (iii) the documents listed on Annex A hereto, including the term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c) hereof. Each such Issuer Written Communication, when taken together with the Time of Sale Information at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuer in writing by or on behalf of such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication (it being understood and agreed that the only such information consists of the information described as such in Section 7(b)). No Issuer Written Communication contains any information that conflicts with the Time of Sale Information or the Offering Circular.

(c) Financial Statements. The financial statements and the related notes thereto of the Issuer and its subsidiaries, included or incorporated by reference in each of the Time of Sale Information and the Offering Circular present fairly in all material respects the financial position of the Issuer and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; the other financial information included or incorporated by reference in each of the Time of Sale Information and the Offering Circular has been derived from the accounting records of the Issuer and its subsidiaries and presents fairly in all material respects the information shown thereby.

(d) No Material Adverse Change. Since the date of the most recent financial statements of the Issuer included or incorporated by reference in each of the Time of Sale Information and the Offering Circular, there has not been any Material Adverse Effect (as defined below) or any change or development that is reasonably likely to result in any Material Adverse Effect, the Issuer and the Guarantors have not incurred or become subject to any material liabilities that have not been disclosed in the Time of Sale Information and the Offering Circular and no dividend or distribution of any kind has been declared, paid or made by the Issuer, the Guarantors or their subsidiaries on any class of stock.

(e) Organization and Good Standing. Each of the Issuer and its subsidiaries (A) has been duly incorporated or formed and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or formation, (B) has all requisite corporate or other power and authority to carry on its business as it is currently being conducted and as described in the Time of Sale Information and the Offering Circular and to own, lease and operate its properties and (C) is duly qualified and is in good standing as a foreign corporation or other entity authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except, in the case of each of clauses (B) and (C), where the failure to be so qualified, in good standing or have such power of authority would not reasonably be expected to result, individually or in the aggregate, in a material adverse effect on the business, results of operations or condition (financial or otherwise) of the Issuer or any of its subsidiaries, taken as a whole, or materially and adversely affect the ability of the Issuer and the Guarantors to perform their obligations under the Transaction Documents (a “Material Adverse Effect”). The only material subsidiaries the Issuer owns or controls, directly or indirectly, are listed in Schedule 3 to this Agreement.

(f) Capitalization. All of the outstanding shares of capital stock of each subsidiary of the Issuer are owned, directly or indirectly, by the Issuer free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance (collectively, “Liens”) (other than pursuant to the Senior Credit Agreements (as described in each of the Time of Sale Information and the Offering Circular), the Indenture (as described in each of the Time of Sale Information and the Offering Circular), the Security Documents and pursuant to the indenture and the security documents governing the Existing Secured Notes); and all such securities have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

The Issuer has the capitalization as set forth in each of the Time of Sale Information and the Offering Circular under the heading “Capitalization.”

(g) Due Authorization. The Issuer and the Guarantors have all requisite corporate or other power and authority to execute and deliver the New Transaction Documents and perform their obligations under the Transaction Documents, in each case to the extent a party thereto, including granting the Liens and security interests to be granted by it pursuant to the Indenture and the Security Documents, and to perform their respective obligations hereunder and thereunder and all action required to be taken for the due and proper authorization, execution and delivery of each of the New Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents has been, or will be by the Closing, duly and validly taken.

(h) The Indenture. The Base Indenture has been duly authorized, executed and delivered by the Issuer and the Guarantors and, assuming the due authorization, execution and delivery thereof by the Trustee and the Collateral Agent, constitutes the valid and binding agreement of the Issuer and the Guarantors, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”). The Supplemental Indenture will, as of the Closing Date, be duly authorized by the Issuer and the Guarantors and, assuming the due authorization, execution and delivery thereof by the Trustee and the Collateral Agent, when executed and delivered by the Issuer and the Guarantors, will be the valid and binding agreement of the Issuer and the Guarantors, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

(i) The Securities and the Guarantees. (i) The Securities will, as of the Closing Date, be duly authorized by the Issuer and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein (assuming the due execution, authentication and delivery of the Indenture and the Securities by the Trustee in accordance with the terms of the Indenture), will be validly issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and (ii) the Guarantees will, as of the Closing Date, be duly authorized by the Guarantors and, when the Indenture is duly executed and delivered by the Guarantors in accordance with its terms and upon execution, authentication and delivery of the Securities in accordance with the Indenture (assuming due execution, authentication and delivery of the Indenture and the Securities by the Trustee in accordance with the terms of the Indenture) and the issuance of the Securities in connection with the sale of the Securities to the Initial Purchasers pursuant to this Agreement, will be validly issued and will constitute legally binding instruments of the Guarantors and will be entitled to the benefits provided by the Indenture.

(j) Purchase Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Issuer and the Guarantors.

(k) Descriptions of the Transaction Documents; Collateral. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Circular (to the extent described therein). The Collateral conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Circular.

(l) No Violation or Default. Neither the Issuer nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any property or asset of the Issuer or any of its subsidiaries is subject (including, without limitation, the Base Indenture and the Existing Securities); or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) No Conflicts. The execution and delivery of the New Transaction Documents and performance by the Issuer and each of the Guarantors of each of the Transaction Documents to which each is a party (including, but not limited to, the filing of any applicable financing statements or intellectual property filings pursuant to the Security Documents), the issuance and sale of the Securities and the issuance of the Guarantees, the grant and perfection of liens and security interests in the Collateral pursuant to the Security Documents and compliance by the Issuer and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Issuer or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any property or asset of the Issuer or any of its subsidiaries is subject (other than any lien or encumbrance created or imposed pursuant to the indenture and the security documents governing the Existing Secured Notes, the Indenture, the Security Documents and the Senior Credit Agreements), (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Issuer or any of its subsidiaries or (iii) result in the violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution and delivery of the New Transaction Documents or the performance by the Issuer and each of the Guarantors of each of the Transaction Documents to which each is a party (including, but not limited to, the filing of any applicable financing statements or intellectual property filings pursuant to the Security Documents), the issuance and sale of the Securities and the issuance of the Guarantees, the grant and perfection of liens and security interests in the Collateral pursuant to the Security Documents and compliance by the Issuer and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, except where the failure to obtain such authorization, approval, consent, order, registration, qualification or license or to make any such filing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the consummation of the transactions contemplated by, or the fulfilment of the terms of, the Transaction Documents.

(o) Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the knowledge of the Issuer, threatened or contemplated, to which the Issuer or any of its subsidiaries is or may be a party or to which any property of the Issuer or any of its subsidiaries is or may be subject that, individually or in the aggregate, if determined adversely to the Issuer or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

(p) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Issuer and its subsidiaries, are independent public accountants with respect to the Issuer and its subsidiaries, within the applicable rules and regulations adopted by the U.S. Securities and Exchange Commission (the “Commission”) and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(q) Title to Property. Each of the Issuer, the Guarantors and their respective subsidiaries have good and marketable title in fee simple to, or have valid leasehold interests in or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Issuer, the Guarantors and their respective subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Issuer, the Guarantors and their respective subsidiaries, (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (iii) are created pursuant to the Senior Credit Agreements and the documentation governing the Existing Secured Notes or (iv) are created pursuant to the Indenture, the Notes Collateral Agreement and the Security Documents.

(r) Intellectual Property. Each of the Issuer, the Guarantors and their respective subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, computer programs, technical data and information (collectively, the “Intellectual Property”) necessary to conduct the business now operated by them except where the failure to own or possess such intellectual property rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Issuer, the Guarantors and their respective subsidiaries does not infringe on the rights of any person, except such infringements as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Issuer, the Guarantors or their respective subsidiaries and direct and indirect parent companies and other affiliates, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Issuer, the Guarantors or their respective subsidiaries, on the other hand, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission relating to the offering of the Securities and that is not so described in each of the Time of Sale Information and the Offering Circular.

(t) Investment Company Act. Neither the Issuer nor any of the Guarantors is, and at Closing after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Circular, none of the Issuer or the Guarantors will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(u) Taxes. All federal, state and foreign income and franchise tax returns required to be filed by the Issuer, the Guarantors or their respective subsidiaries in all jurisdictions have been so filed through the date hereof, subject to permitted extensions, except where the failure to make such filings would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith or those currently payable without penalty or interest and except where the failure to make such required filings or payments would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v) Licenses and Permits. Each of the Issuer, the Guarantors and their respective subsidiaries has such permits, licenses, sub-licenses, certificates, franchises and authorizations of governmental or regulatory authorities (“permits”), as are necessary to lease and operate its respective properties and to conduct its businesses as described in the Time of Sale Information and the Offering Circular, except where the failure to have such permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and have not received any notice of proceedings relating to the revocation or modification of any permits that, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) Absence of Labor Dispute. No labor dispute with the employees of the Issuer or any of its subsidiaries exists or, to the knowledge of the Issuer or the Guarantors, is imminent or threatened that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Issuer nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Issuer nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(x) Compliance with Environmental Laws. None of the Issuer, the Guarantors or any of their respective subsidiaries (i) is party to any proceedings that are pending or, to the knowledge of the Issuer, the Guarantors or any of their respective Subsidiaries, threatened, under any foreign, federal, state or local law, rule, regulation, requirement, decision or order relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”) in which a governmental authority is also a party, other than such proceedings that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permits, licenses, certificates or other authorizations or approvals required under applicable Environmental Laws to conduct its respective business, other than such failure to comply, or failure to obtain, maintain and comply with required permits, licenses, certificates or other authorizations or approvals that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iii) is aware of any other proceedings, claims or any other issues regarding compliance with, or liabilities or obligations under, Environmental Laws, or concerning hazardous or toxic substances or wastes, pollutants or contaminants, other than such proceedings, claims or issues that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Issuer has any liability, direct or indirect, contingent or otherwise, including any liability on account of any member of their respective “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) except as otherwise disclosed in the Time of Sale Information and the Offering Circular, the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Issuer and the Guarantors, nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; and (viii) neither the Issuer nor any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), except, in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuer is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such employee benefit plan, plan or account.

(z) Disclosure Controls. The Issuer and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Issuer in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Issuer’s management as appropriate to allow timely decisions regarding required disclosure. The Issuer and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(aa) Accounting Controls – Issuer and its Subsidiaries. The Issuer and its subsidiaries maintain systems of “internal controls over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Issuer and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses or significant deficiencies in the Issuer’s or its subsidiaries’ internal controls. The internal controls over financial reporting are, or upon consummation of the offering of the Securities will be, overseen by the Audit Committee of the Issuer’s Board of Directors in accordance with rules of the NASDAQ Stock Exchange.

(bb) Insurance. The Issuer and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, insuring against such losses and risks as are consistent with industry practice, except where failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect.

(cc) No Unlawful Payments. None of the Issuer or any of its subsidiaries or, to the knowledge of the Issuer and each of the Guarantors, any director, officer, agent, affiliate or other person acting on behalf of the Issuer or any of its subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee (including any government-owned or controlled entity or of a public international organization) or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Issuer and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(dd) Compliance with Money Laundering Laws. The operations of the Issuer and its subsidiaries are and have been conducted in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Issuer or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuer or any of the Guarantors, threatened.

(ee) No Conflicts with Sanctions Laws. None of the Issuer or any of its subsidiaries, nor, to the knowledge of the Issuer or any of the Guarantors, any director, officer, employee, agent, affiliate or other person acting on behalf of the Issuer or any of its subsidiaries is currently the subject or the target of, or is controlled or 50% or more owned by or is acting on behalf of an individual or entity that is currently the subject of, any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Issuer or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Issuer will not use, directly or indirectly, the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available, directly or indirectly, such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or conduct business with any person that, at the time of such funding or facilitation is the subject of Sanctions, (ii) to fund, facilitate, or conduct any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Issuer and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ff) Solvency. On the Closing Date and immediately after the Closing, the Issuer and its subsidiaries on a consolidated basis (after giving effect to the issuance and sale of the Securities, the issuance of the Guarantees, the Redemption and the other Transactions as described in each of the Time of Sale Information and the Offering Circular) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the fair value and present fair saleable value of the assets of the Issuer and its subsidiaries taken as a whole on a going concern basis will exceed the sum of their stated liabilities and identified contingent liabilities taken as a whole; and (ii) the Issuer and its subsidiaries on a consolidated basis will not be (a) left with unreasonably small capital with which to carry on their respective businesses as they are proposed to be conducted, (b) unable to pay their debts (contingent or otherwise) as they will mature or (c) otherwise insolvent.

(gg) No Restrictions on Subsidiaries. No subsidiary of the Issuer is currently, and after the Closing, no subsidiary of the Issuer will be, prohibited, directly or indirectly, under any agreement or other instrument to which it is, as of the Closing Date, a party or will be subject, from paying any dividends to the Issuer from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Issuer any loans or advances to such subsidiary from the Issuer or from transferring any of such subsidiary’s properties or assets to the Issuer or any of its subsidiaries, as applicable, except for any such restrictions (a) contained in (i) the Senior Credit Agreements and (ii) the documentation for the Existing Secured Notes or (b) that will be permitted by the Indenture, the Senior Credit Agreements or the indenture governing the Existing Secured Notes.

(hh) No Finder’s Fee. Except pursuant to the Transaction Documents, there are no contracts, agreements or understandings among the Issuer, the Guarantors and any other person that would give rise to a valid claim against the Issuer, the Guarantors and their respective subsidiaries or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Securities.

(ii) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as any securities of the Issuer or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Circular and the Offering Circular, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(jj) No Integration. Neither the Issuer nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(kk) No General Solicitation or Directed Selling Efforts. None of the Issuer or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(ll) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Circular, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(mm) No Stabilization. Neither the Issuer nor any of the Guarantors has taken, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Securities or the Existing Securities.

(nn) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuer as described in each of the Time of Sale Information and the Offering Circular will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(oo) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Time of Sale Information or the Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp) Industry Statistical and Market Data. The statistical, industry and market-related data included in the Time of Sale Information and the Offering Circular are based on or derived from management estimates and third-party sources, and the Issuer and the Guarantors believe such estimates and sources are reasonable, reliable and accurate in all material respects.

(qq) Sarbanes-Oxley Act. To the extent applicable, there is and has been no failure on the part of the Issuer or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(rr) Incorporated Documents. The documents incorporated by reference in each of the Time of Sale Information and the Offering Circular, when they were filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ss) Security Documents. Each of the Security Documents has been duly and validly authorized, executed and delivered by the Issuer and each of the Guarantors party thereto and, assuming due execution and delivery by each of the other parties thereto, constitutes the legal, valid and binding agreement of the Issuer and each of the Guarantors party thereto, enforceable against each of them in accordance with their terms and entitled to the benefits of the Indenture, subject to the Enforceability Exceptions.

(tt) Joinders. Each of the Joinders and the Intercreditor Agreements will, as of the Closing Date, be duly and validly authorized by the Issuer and each of the Guarantors party thereto and, when executed and delivered by the Issuer and each of the other parties thereto, will be the legal, valid and binding agreement of the Issuer and each of the Guarantors party thereto, enforceable against each of them in accordance with their terms, subject to the Enforceability Exceptions.

(uu) Creation and Enforceability of Security Interests. The Security Documents represent all of the collateral agreements, security agreements, guarantee agreements, pledge agreements and other similar agreements necessary to grant a legal, valid and enforceable security interest, in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Securities, in each grantor’s right, title and interest in the Collateral, subject to the Enforceability Exceptions.

(vv) Perfection of Security Interests. As a result of all filings and other actions necessary or desirable to perfect and protect the first-priority security interest in the Notes Collateral and the second-priority security interest in the ABL Priority Collateral to be created under the Security Documents that are required under the Security Documents having been duly made or taken and in full force and effect, the security interests granted thereby constitute valid, perfected first-priority liens and security interests in the Notes Collateral and valid, perfected second-priority liens and security interests in the ABL Priority Collateral, for the benefit of the Collateral Agent, the Trustee and the holders of the Securities, enforceable in accordance with the terms contained therein, to the extent such security interests can be perfected by such filing or other action, subject only to the encumbrances expressly permitted in the Security Documents or Indenture (including those liens expressly permitted to be incurred or exist on the Collateral pursuant to the Indenture, the Security Documents, the Senior Credit Agreements and the Existing Secured Notes) (such encumbrances and exceptions, the “Permitted Exceptions”), and to the Enforceability Exceptions.

4. Further Agreements of the Issuer and the Guarantors. The Issuer and each of the Guarantors, jointly and severally, covenant and agree, with each Initial Purchaser that:

(a) Delivery of Copies. The Issuer will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Circular, any other Time of Sale Information, any Issuer Written Communication and the Offering Circular (including all amendments and supplements thereto) as the Representative may reasonably request.

(b) Offering Circular, Amendments or Supplements. Before finalizing the Offering Circular or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Circular, the Issuer will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Circular or such amendment or supplement for review, and will not distribute any such proposed Offering Circular, amendment or supplement to which the Representative reasonably objects in a timely manner.

(c) Additional Written Communications. Before using, authorizing, approving or referring to any Issuer Written Communication (other than those listed on Annex A), the Issuer and the Guarantors will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d) Notice to the Representative. The Issuer will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Circular or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Circular as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Circular is delivered to a purchaser, not misleading; and (iii) of the receipt by the Issuer of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuer will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Circular or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Issuer will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance of the Offering Circular. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Circular as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Circular is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Circular to comply with law, the Issuer will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Circular as may be necessary so that the statements in the Offering Circular as so amended or supplemented will not, in the light of the circumstances existing when the Offering Circular is delivered to a purchaser, be misleading or so that the Offering Circular will comply with law.

(g) Blue Sky Compliance. The Issuer will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States or Canada as the Initial Purchasers shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Issuer nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Clear Market. During the period from the date hereof through and including the date that is 60 days after the date hereof, the Issuer and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuer or any of the Guarantors and having a tenor of more than one year.

(i) Use of Proceeds. The Issuer will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Circular under the heading “Use of proceeds.”

(j) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer and each of the Guarantors will, during any period in which the Issuer is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k) DTC. The Issuer will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Resales by the Issuer. Until the first anniversary of the Closing Date, the Issuer will not, and will not permit any of its controlled affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Issuer or any of its affiliates and resold in a transaction registered under the Securities Act.

(m) No Integration. Neither the Issuer nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n) No General Solicitation or Directed Selling Efforts. Neither the Issuer nor any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o) No Stabilization. Neither the Issuer nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities or the Existing Securities.

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize the use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Circular and the Offering Circular, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included in the Time of Sale Information or the Offering Circular, (iii) any written communication listed on Annex A or prepared by the Issuer pursuant to Section 4(c) (including any electronic road show) above, (iv) any written communication prepared by such Initial Purchaser and approved by the Issuer and the Representative in advance in writing or (v) any written communication that contains the terms of the Securities and/or other information that was included in the Time of Sale Information or the Offering Circular.

6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Issuer and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Issuer and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date (except, in each case, to the extent that such representations and warranties relate to an earlier date, such representations and warranties shall be true and correct as of such date); and the statements of the Issuer, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Issuer or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Existing Securities, the Securities or of any other debt securities or preferred stock issued or guaranteed by the Issuer or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c) No Material Adverse Change. No event or condition described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Circular (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Circular.

(d) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Issuer and each of the Guarantors who has specific knowledge of the Issuer’s or the Guarantors’ matters and is reasonably satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Circular and the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Issuer and the Guarantors in this Agreement are true and correct and that the Issuer and the Guarantors have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Issuer, a letter with respect to the Issuer and its subsidiaries, dated the date of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Circular; provided that the letters delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f) Opinions and 10b-5 Statement of Counsel for the Issuer. (i) Kirkland & Ellis LLP, counsel for the Issuer, shall have furnished to the Representative, at the request of the Issuer, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form reasonably acceptable to the Representative and its counsel and (ii) Stoel Rives LLP, external Alaska counsel for the Issuer, shall have furnished to the Representative, at the request of the Issuer, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably acceptable to the Representative and its counsel.

(g) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Initial Purchasers, of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(i) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Issuer and the Guarantors in their respective jurisdictions of organization.

(j) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(k) Supplemental Indenture and Securities. The Supplemental Indenture shall have been duly executed and delivered by a duly authorized officer of each of the Issuer, the Guarantors, the Trustee and the Collateral Agent, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Issuer and duly authenticated by the Trustee.

(l) Redemption of the Existing Secured Notes. On or before the Closing Date, the Issuer shall have given an officer’s certificate to the trustee (the “Existing Notes Trustee”) under the indenture governing the Existing Secured Notes with respect to the Issuer’s election to redeem outstanding Existing Secured Notes and the Issuer shall have arranged for a notice of conditional redemption to be delivered to the holders of the Existing Secured Notes in the Issuer’s name.

(m) Transactions. Concurrently with or prior to the Closing Date, each of the other Transactions, shall have been consummated in a manner consistent in all material respects with the descriptions thereof in the Time of Sale Information and the Offering Circular.

(n) Security Documents. To the extent required to be delivered on the Closing Date under the applicable Security Documents, the Representative shall have received executed copies of the Security Documents and the Joinders, duly executed and/or acknowledged, as applicable, and delivered by the Issuer and the Guarantors, as applicable, and the other parties thereto, in each case in form and substance reasonably satisfactory to the Initial Purchasers. The Initial Purchaser shall have received the items listed on Schedule 4 hereto.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Issuer and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with investigating, preparing for or defending against any loss, damage, liability, litigation, investigation, suit, action or proceeding or any claim asserted (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in the Time of Sale Information, any Issuer Written Communication or the Offering Circular (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Issuer in writing by such Initial Purchaser through the Representative expressly for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Indemnification of the Issuer and the Guarantors. Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Issuer and each of the Guarantors, their respective directors and officers and each person, if any, who controls the Issuer or any such Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above (each such person, an “Initial Purchaser Indemnified Party”), but in each case only with respect to any losses, claims, damages or liabilities to which such Initial Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Time of Sale Information or the Offering Circular, in each case as amended or supplemented, or any Issuer Written Communication or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by the Initial Purchasers specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Initial Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Initial Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Initial Purchasers consists of the following information in the Preliminary Offering Circular and the Offering Circular: the third and fourth sentences of the seventh paragraph, the eighth paragraph and the ninth paragraph, in each case found under the heading “Plan of Distribution.”

(c) Notice and Procedures. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party (the “Indemnified Person”) will, if a claim in respect thereof is to be made against the indemnifying party (the “Indemnifying Person”) under subsection (a) or (b) above, notify the Indemnifying Person of the commencement thereof; but the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under subsection (a) or (b) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnifying Person otherwise than under subsection (a) or (b) above. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it that are materially different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential materially differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Representative and any such separate firm for the Issuer and the Guarantors and their respective directors and officers and any control persons of the Issuer and the Guarantors shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Person of the aforesaid request; (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, which consent, in respect of clause (i) below, will not be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person unless such settlement includes (i) an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person, from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the

Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Issuer and the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Issuer, if after the execution and delivery of this Agreement and on or prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Issuer or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Circular.

9. Defaulting Initial Purchaser.

(a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuer on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Issuer shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Issuer may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Circular or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Circular that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuer shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Issuer or the Guarantors, except that the Issuer and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuer, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuer and the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any documentary, stamp or similar taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Circular, any other Time of Sale Information, any Issuer Written Communication and the Offering Circular (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Issuer’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee, the Collateral Agent and any paying agent (including related fees and reasonable expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all expenses associated with the creation and perfection of security interests, including, without limitation, the drafting and negotiation of the Security Documents, the Joinders and any other documents, supplements, joinders, mortgages, deeds of trust and other security documents and the creation, preparation and filing of UCC financing statements, including filing fees and fees incurred in connection with lien searches, and the reasonable and documented fees and expenses of legal counsel to the Initial Purchasers incurred in connection with any of the foregoing; and (x) all expenses incurred by the Issuer in connection with any “road show” presentation to potential investors (it being understood that the Initial Purchasers, collectively, shall bear half of the costs associated with any chartered aircraft). It is understood, however, that except as provided in this Section 10 and Section 7 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

(b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Issuer for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Issuer and each of the Guarantors jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Issuer, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuer, the Guarantors or the Initial Purchasers.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; (d) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations of the Commission promulgated thereunder; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Initial Purchaser is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Initial Purchaser is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchaser is required to obtain, verify and record information that identifies its clients, including the Issuer, which information may include the name and address of its clients, as well as other information that will allow the Initial Purchaser to properly identify its clients.

16. Miscellaneous.

(a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchaser shall be given to:

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Telecopy No.: 212-325-4296

Attention: IBCM-Legal

with a copy to

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

Fax: 212-378-2521

Attention: Brian Kelleher, Esq.

Notices to the Issuer and the Guarantors shall be given to them at:

Builders FirstSource, Inc.

2001 Bryan Street, Suite 1600

Dallas, Texas 75201

Telecopy No.: (214) 231-7544

Attention: Donald F. McAleenan, Esq.

with a copy to

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Fax: 212-446-4900

Attention: Joshua N. Korff

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. The Issuer and each of the Guarantors hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Issuer and each of the Guarantors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Issuer and each of the Guarantors agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and each Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which the Issuer and each Guarantor, as applicable, is subject by a suit upon such judgment.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Builders FirstSource, Inc.

By:	/s/ Donald F. McAleenan
Name: Donald F. McAleenan
Title: Senior Vice President, General Counsel and Secretary

GUARANTORS

BFS IP, LLC
BFS Texas, LLC
BFS, LLC
Builders FirstSource - Atlantic Group, LLC
Builders FirstSource - Colorado Group, LLC
Builders FirstSource - Dallas, LLC
Builders FirstSource - Florida Design Center, LLC
Builders FirstSource - Florida, LLC
Builders FirstSource - MBS, LLC
Builders FirstSource - Northeast Group, LLC
Builders FirstSource - Ohio Valley, LLC
Builders FirstSource - Raleigh, LLC
Builders FirstSource - Southeast Group, LLC
Builders FirstSource - Texas GenPar, LLC
Builders FirstSource Holdings, LLC
Builders FirstSource-Colorado, LLC
ProBuild Holdings LLC
ProBuild Company LLC
Pro-Build Real Estate Holdings, LLC
Builder’s Capital, LLC
ProBuild North Transportation LLC
Timber Roots, LLC
Spenard Builders Supply LLC

By:	/s/ Donald F. McAleenan
Name:	Donald F. McAleenan
Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Purchase Agreement]

Builders FirstSource - Intellectual Property, L.P.

By:	BFS IP, LLC
Its:	General Partner

By:	/s/ Donald F. McAleenan
Name:	Donald F. McAleenan
Title:	Senior Vice President, General
Counsel and Secretary

Builders FirstSource - Texas Group, L.P.

By:	Builders FirstSource - Texas GenPar, LLC
Its:	General Partner

By:	/s/ Donald F. McAleenan
Name:	Donald F. McAleenan
Title:	Senior Vice President, General
Counsel and Secretary

Builders FirstSource - South Texas, L.P.
Builders FirstSource - Texas Installed Sales, L.P.

By:	BFS Texas, LLC
Its:	General Partner

By:	/s/ Donald F. McAleenan
Name:	Donald F. McAleenan
Title:	Senior Vice President, General
Counsel and Secretary

[Signature Page to Purchase Agreement]

Accepted as of the date first written above:

Acting severally on behalf of themselves and the several Initial Purchasers listed in Schedule 1 hereto.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Joseph Palombini
Name:	Joseph Palombini
Title:	Managing Director

[Signature Page to Purchase Agreement]

Schedule 1

Initial Purchaser	Principal Amount
Credit Suisse Securities (USA) LLC	$37,500,000
Citigroup Global Markets Inc.	18,750,000
Wells Fargo Securities, LLC	18,750,000

Total	$75,000,000

Schedule 2

Guarantors

1.	Builders FirstSource Holdings, LLC, a Delaware limited liability company

2.	Builders FirstSource - Northeast Group, LLC, a Delaware limited liability company

3.	Builders FirstSource - Texas GenPar, LLC, a Delaware limited liability company

4.	Builders FirstSource - MBS, LLC, a Delaware limited liability company

5.	BFS Texas, LLC a Delaware limited liability company

6.	BFS IP, LLC a Delaware limited liability company

7.	Builders FirstSource - Dallas, LLC, a Delaware limited liability company

8.	Builders FirstSource - Florida, LLC, a Delaware limited liability company

9.	Builders FirstSource - Florida Design Center, LLC, a Delaware limited liability company

10.	Builders FirstSource - Ohio Valley, LLC, a Delaware limited liability company

11.	BFS, LLC, a Delaware limited liability company

12.	Builders FirstSource - Atlantic Group, LLC, a Delaware limited liability company

13.	Builders FirstSource - Southeast Group, LLC, a Delaware limited liability company

14.	Builders FirstSource - Raleigh, LLC, a Delaware limited liability company

15.	Builders FirstSource - Colorado Group, LLC, a Delaware limited liability company

16.	Builders FirstSource - Colorado , LLC, a Delaware limited liability company

17.	Builders FirstSource - Texas Group, L.P., a Texas limited partnership

18.	Builders FirstSource - South Texas, L.P., a Texas limited partnership

19.	Builders FirstSource - Intellectual Property, L.P. , a Texas limited partnership

20.	Builders FirstSource - Texas Installed Sales, L.P. , a Texas limited partnership

21.	ProBuild Holdings LLC, a Delaware limited liability company

22.	ProBuild Company LLC, a Delaware limited liability company

23.	Pro-Build Real Estate Holdings, LLC, a Delaware limited liability company

24.	Builder’s Capital, LLC, a New York limited liability company

25.	ProBuild North Transportation LLC, a Washington limited liability company

26.	Timber Roots, LLC, a Washington limited liability company

27.	Spenard Builders Supply LLC, an Alaska limited liability company

[Signature Page to Purchase Agreement]

Schedule 3

Subsidiaries

Name of Legal Entity	Jurisdiction of Incorporation
Builders FirstSource Holdings, LLC	Delaware

Builders FirstSource – Northeast Group, LC	Delaware

Builders FirstSource – Texas GenPar, LLC	Delaware

Builders FirstSource – MBS , LLC	Delaware

BFS Texas, LLC	Delaware

BFS IP, LLC	Delaware

Builders FirstSource – Dallas, LLC	Delaware

Builders FirstSource – Florida, LLC	Delaware

Builders FirstSource – Florida Design Center, LLC	Delaware

Builders FirstSource – Ohio Valley, LLC	Delaware

BFS, LLC	Delaware

Builders FirstSource – Atlantic Group, LLC	Delaware

Builders FirstSource – Southeast Group, LLC	Delaware

Builders FirstSource – Raleigh, LLC	Delaware

Builders FirstSource – Colorado Group, LLC	Delaware

Builders FirstSource – Colorado, LLC	Delaware

Builders FirstSource – Texas Group, L.P.	Texas

Builders FirstSource – South Texas, L.P.	Texas

Builders FirstSource – Intellectual Property, L.P.	Texas

Builders FirstSource – Texas Installed Sales, L.P.	Texas

ProBuild Holdings LLC	Delaware

ProBuild Company LLC	Delaware

Pro-Build Real Estate Holdings, LLC	Delaware

Pro-Build Real Estate Holdings, LLC	Delaware

Builder’s Capital, LLC	New York

ProBuild North Transportation LLC	Washington

Timber Roots, LLC	Washington

Spenard Builders Supply LLC	Alaska

Dixieline Builders Fund Control, Inc.	California

CCWP Inc.	South Carolina

Schedule 4

Closing Documents

1.

an Officer’s Certificate delivered pursuant to Section 2.10 of the Existing ABL/Bond Intercreditor Agreement by a responsible officer of the Issuer and the other guarantors party to the Existing ABL/Bond Intercreditor Agreement (the “Existing ABL/Bond Intercreditor Agreement Officer’s Certificate”); and

2.

an Officer’s Certificate delivered pursuant to Article VI of the Existing Pari Passu Intercreditor Agreement signed by a responsible officer of the Issuer (the “Existing Pari Passu Intercreditor Agreement Officer’s Certificate” and, together with the Existing ABL/Bond Intercreditor Agreement Officer’s Certificate, the “Intercreditor Agreement Officer’s Certificates”).

ANNEX A

Additional Time of Sale Information

1.	Term sheet containing the terms of the Securities, substantially in the form of Annex B.

A-1

ANNEX B

Pricing Term Sheet

[See attached]

PRICING SUPPLEMENT, DATED JULY 11, 2019
TO PRELIMINARY OFFERING CIRCULAR DATED JULY 11, 2019	STRICTLY CONFIDENTIAL

Builders FirstSource, Inc.

$75,000,000 6.750% Senior Secured Notes due 2027

This pricing supplement (this “Pricing Supplement”) is qualified in its entirety by reference to the preliminary offering circular dated July 11, 2019 (the “Preliminary Offering Circular”). The information in this Pricing Supplement supplements the Preliminary Offering Circular and supersedes the information in the Preliminary Offering Circular to the extent inconsistent with the information in the Preliminary Offering Circular. Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Offering Circular.

Other information (including financial information) presented in the Preliminary Offering Circular is deemed to have changed to the extent affected by the changes described herein.

Issuer:	Builders FirstSource, Inc.

Title of Securities:

6.750% Senior Secured Notes due 2027 (the “Notes”)

On May 30, 2019, the Issuer issued $400,000,000 aggregate principal amount of 6.750% senior secured notes due 2027 (the “Existing 2027 Notes”). The Notes offered hereby will be issued as additional notes under the indenture governing the Existing 2027 Notes, fully fungible with the Existing 2027 Notes, treated as a single class for all purposes under the indenture governing the Existing 2027 Notes with the same terms as those of the Existing 2027 Notes (other than issue date and issue price) and issued under the same CUSIP numbers as the Existing 2027 Notes (except that the Notes offered hereby issued pursuant to Regulation S under the Securities Act, will trade separately under a different CUSIP number until 40 days after the issue date of the Notes offered hereby, but thereafter, any such holder may transfer their Notes offered hereby issued pursuant to Regulation S into the same CUSIP number as the Existing 2027 Notes issued pursuant to Regulation S).

Principal Amount:	$75,000,000

Maturity Date:	June 1, 2027

Issue Price:	104.500% plus accrued interest from May 30, 2019

Coupon:	6.750%

Yield to Maturity:	5.679%

Gross Proceeds:	$78,375,000.00

Spread to Benchmark:	+382.7 basis points

Benchmark:	2.00% UST due May 31, 2024

Ratings*	B2 / BB-

Interest Payment Dates:	June 1 and December 1 of each year, with the first interest payment date on December 1, 2019

Record Dates:	May 15 and November 15 of each year

Make-Whole Redemption:	Treasury plus 50 basis points prior to June 1, 2022

Optional Redemption:	At any time and from time to time on or after June 1, 2022, the Issuer may redeem the Notes in whole or in part at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable date of redemption, if redeemed during the twelve-month period beginning on June 1 of the year indicated below:

Year	Price
2022	103.375%
2023	101.688%
2024 and thereafter	100.000%

At any time and from time to time prior to May 30, 2022, the Issuer may redeem up to 10% of the aggregate principal amount of the Notes issued under the Indenture (including any Additional Notes) during each 12 month period beginning on May 30, 2019 at a redemption price of 103% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable date of redemption.

Equity Clawback:	Up to 40% at 106.750% prior to June 1, 2022

CUSIP/ISIN:	144A: 12008R AM9 / US12008RAM97 Regulation S: U08985 AG5 / USU08985AG56 Temporary Regulation S: U08985 AH3 / USU08985AH30

Trade Date:	July 11, 2019

Settlement Date:

July 25, 2019 (T+10)

The Issuer expects delivery of the Notes offered hereby will be made against payment therefor on July 25, 2019, which is the tenth business day following the date of pricing of the Notes offered hereby (such settlement being referred to as “T+10”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes offered hereby prior to the date that is two business days preceding the settlement date will be required, by virtue of the fact that the Notes offered hereby initially settle in T+10, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes offered hereby who wish to trade the Notes offered hereby during such period should consult their advisors.

Distribution:	144A and Regulation S with no registration rights

Minimum Denominations:	$2,000 and $1,000 increments in excess thereof

Use of Proceeds:	We intend to use the net proceeds from this offering to redeem $75 million aggregate principal amount of the Existing Notes and to pay related transaction fees and expenses.

Change of Control:	If we experience certain kinds of changes of control, we must offer to purchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the purchase date.

Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC Citigroup Global Markets Inc. Wells Fargo Securities, LLC

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these Notes or the offering. Please refer to this information together with the information presented in the Preliminary Offering Circular for a complete description.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and are being offered and sold only to (1) persons reasonably believed to be “qualified institutional buyers” in accordance with Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

No PRIIPS KID: Not for retail investors in the EEA. No PRIIPS key information document (KID) has been prepared as not available to retail in EEA.

Any disclaimer(s) or other notice(s) that may appear below are not applicable to this communication and should be disregarded. Such disclaimer(s) and/or notice(s) were automatically generated as a result of this communication being sent via Bloomberg or another communication system.

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.

(iv) The Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Issuer.

C-1

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c) Each Initial Purchaser acknowledges that no action has been or will be taken by the Issuer that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Circular, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

C-2